Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AZL Enhanced Bond Index Fund  (AZ-CORE)
BlackRock Bond Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-
GC)
UBS PACE Intermediate Fixed Income Investments  (UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
09-10-2013

Security Type:
BND/CORP

Issuer
Citigroup Inc.  (2043)

Selling
Underwriter
RBC Capital Markets, LLC

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
RBC Capital Markets, LLC, U.S. Bancorp
Investments, Inc., ANZ Securities, Inc.,
BNY Mellon Capital Markets, LLC, Credit
Agricole Securities (USA) Inc., Scotia
Capital (USA) Inc., SG Americas
Securities, LLC, TD Securities (USA) LLC,
ABN AMRO Securities (USA) LLC, Banca IMI
S.p.A., BBVA Securities Inc., BMO Capital
Markets Corp., Capital One Securities,
Inc., CIBC World Markets Corp., Commerz
Markets LLC, Fifth Third Securities, Inc.,
ING Financial Markets LLC, Lloyds
Securities Inc., Macquarie Capital (USA)
Inc., Mitsubishi UFJ Securities (USA),
Inc., Mizuho Securities USA Inc.,
nabSecurities, LLC, National Bank of
Canada Financial Inc., Natixis Securities
Americas LLC, Nomura Securities
International, Inc., PNC Capital Markets
LLC, Santander Investment Securities Inc.,
SMBC Nikko Securities America, Inc.,
SunTrust Robinson Humphrey, Inc.,
UniCredit Capital Markets LLC, Apto
Partners, LLC, Banco BTG Pactual S.A. -
Cayman Branch, Blaylock Robert Van, LLC,
Cabrera Capital Markets, LLC, C.L. King &
Associates, Inc., CastleOak Securities,
L.P., Drexel Hamilton, LLC, KKR Capital
Markets LLC, Kota Global Securities Inc.,
Lebenthal & Co., LLC, Loop Capital Markets
LLC, M.R. Beal & Company, MFR Securities,
Inc., Mischler Financial Group, Inc.,
Muriel Siebert & Co., Inc., Samuel A.
Ramirez & Company, Inc., The Williams
Capital Group, L.P.


Transaction Details

Date of Purchase
09-10-2013

Purchase
Price/Share
(per share / %
of par)
$100.00

Total
Commission,
Spread or
Profit
0.875%

1.	Aggregate Principal Amount Purchased
(a+b)
$50,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$16,432,000

b.   Other BlackRock Clients
$33,568,000

2.	Aggregate Principal Amount of
Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X]   U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Rule 144A Offering   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ]   Government Securities Offering

Timing and Price (check ONE or BOTH)
[X]   The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]   If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 09-12-2013

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date: 09-12-13

Global Syndicate Team
Member